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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT



It is hereby certified that:

     1.   The name of the corporation (hereinafter called the "corporation") is

                              WELLS FARGO & COMPANY

     2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

     3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

     4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on April 23, 1999.



                                          /s/  Pui-Mei Wong
                                   ----------------------------------
                                   PUI-MEI WONG, Assistant Secretary



   [Filed in the Office of the Delaware Secretary of State on May 13, 1999]